SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Dividend and Income Fund
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Dividend and Income Fund
11 Hanover Square, 12th Floor
New York, NY 10005
www.DividendandIncomeFund.com

Vote using the enclosed WHITE Voting Instruction Form TODAY!

Ignore the GREEN voting instruction form you may have received.

Dear Shareholder:
The Annual Meeting of your Fund on June 10, 2020 is fast approaching and we need your support.  PLEASE VOTE TODAY BY TELEPHONE OR INTERNET using the enclosed WHITE voting instruction form “FOR” your Board’s nominee.
You recently might have received either an email from your broker with the subject line “DIVIDEND AND INCOME FUND Contested Solicitation” with green color or a GREEN voting form via U.S. mail.  Be aware: these are NOT being sent by the Board of Trustees and instead are from Bulldog Investors, LLC, which is attacking your Fund. Ignore the GREEN voting instruction form.  Even if you previously voted using the GREEN form, you can cancel that vote by using the WHITE Voting Instruction Form.
Vote using the Fund’s WHITE form.

We ask for your help to stand up to Bulldog and to discard the Bulldog email and GREEN mailing form.  Why? Because Bulldog is a terrible manager of closed end funds – its so-called “Special Opportunities Fund” has on average lost money for the last 5 years on a net asset value basis!  Moreover, Dividend and Income Fund’s net asset value returns beat Bulldog’s “Special Opportunities” fund over the year to date, and over the last 1 year, 3 years, 5 years, and 10 years. Source: Morningstar as of 5/19/2020.  Why would anyone listen to what Bulldog has to say about Dividend and Income Fund’s management? Please do NOT use or return the GREEN form; doing so will nullify your votes cast on the WHITE form.
Keep the income and return potential of YOUR FUND safe from Bulldog. Bulldog’s nominee lacks experience in overseeing a closed end fund – we believe he’s only there to push Bulldog’s agenda, which could leave you with a smaller fund that has higher expenses and diminished performance prospects. Please only vote the WHITE voting instruction form.
Although recently Bulldog has been urging you to disrupt the Fund by “firing” the manager, did it mention that its recent SEC filing showed it was dumping Fund shares?  Do you trust that Bulldog is really advocating for you considering its most recent SEC filing showed it was dumping Fund shares?
Support Our Fight to Best Serve Your Interests. Your experienced Board is actively engaged to deliver the investment experience you expect. We do not believe that Bulldog is looking out for your best interests. Support your Board’s ongoing efforts to enhance long term shareholder value. Even if you previously voted using the GREEN form, you can cancel that vote by using the enclosed WHITE Voting Instruction Form TODAY!
With sincere thanks for your continued trust and confidence,
DIVIDEND AND INCOME FUND, Board of Trustees

Roger Atkinson	Jon Tomasson	Peter K. Werner	Thomas B. Winmill

Questions? Please call Georgeson LLC, the Fund’s proxy solicitor, toll free at 800-561-2871